SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
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                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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    Date of report (Date of earliest event reported): September 28, 2001


                            UNITED RENTALS, INC.
             (Exact Name of Registrant as Specified in Charter)



        Delaware                     1-14387                  06-1522496
----------------------------   ----------------------   -----------------------
(State of Other Jurisdiction  (Commission File Number)      (IRS Employer
    of Incorporation)                                     Identification No.)



        Five Greenwich Office Park, Greenwich, Connecticut            06830
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              (Address of Principal Executive Offices)              (Zip Code)



                               (203) 622-3131
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            (Registrant's telephone number, including area code)



Item 5.  Other Events.

         (a)      Adoption of Rights Plan.
                  -----------------------

         The Board of Directors of United Rentals, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock and that number of Rights for each share of "Series Preferred Stock" (as defined below) equal to the number of shares of Common Stock into which such preferred shares would be convertible on the Record Date, pursuant to their respective Certificates of Designations, to shareholders of record at the close of business on October 19, 2001 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a "Unit") of Series E Junior Participating Preferred Stock, $0.01 par value (the "Series E Preferred Stock"), at a purchase price of $120.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of September 28, 2001, between the Company and American Stock Transfer & Trust Co., as Rights Agent. The Rights Agreement includes as Exhibit A the Form of Certificate of Designation for the Series E Preferred Stock. The "Series Preferred Stock" shall mean the "New Preferred" or "Prior Preferred", as the case may be, as described in Part (b) below.

         Initially, the Rights will be attached to all Common Stock and Series Preferred Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and Series Preferred Stock and a Distribution Date will occur upon the earlier to occur of (i) the tenth day after the date (the
"Stock Acquisition Date") of the first public announcement by the Company that any person or group has become the beneficial owner of 25% or more of the Common Stock then outstanding (an "Acquiring Person") (other than: (y) by reason of a stock repurchase by the Company, or (z) if, in the determination of the Board of Directors, such person has inadvertently become the beneficial owner of 25% or more of the Common Stock) or (ii) ten business days (or such other period as may be set by the Board of Directors) after the commencement by any person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary, or any entity holding Common Stock for or pursuant to the terms of any such plan) of a tender offer for 25% or more of the then outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock and Series Preferred Stock certificates, as applicable, and will be transferred with and only with such Common Stock and Series Preferred Stock certificates, (ii) new Common Stock and Series Preferred
Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for outstanding stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate; provided, however that in the case of the transfer of Series Preferred Stock to be converted into Common Stock, in accordance with their respective terms, the Rights associated with such shares of Series Preferred Stock, as applicable, shall be extinguished, but the Common Stock into which such shares are converted will be issued together with associated Rights.

         The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (New York City time) on September 27, 2011, unless earlier redeemed, exchanged, extended or terminated by the Company as described below. At no time will the Rights have any voting power.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock and Series Preferred Stock, as applicable, issued prior to the Distribution Date will be issued with Rights.

         In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are or were acquired or beneficially owned by any Acquiring Person will be void.

         For example, at an exercise price of $120 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $240 worth of Common Stock for $120. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase eight (8) shares of Common Stock for $120.

         In the event (i) of a merger or other business combination transaction involving the Company, or (ii) that the Company transfers assets, cash flow or earnings power aggregating 50% or more of the assets, cash flow or earnings power, as applicable, of the Company and its subsidiaries (taken as a whole) to any other person, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock, per Right (subject to adjustment).

         At any time until the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (adjusted to reflect any stock split, stock dividend or similar transaction occurring after September 28, 2001). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

         The Rights Agreement may be amended by the Board of Directors of the Company; provided that after the Distribution Date, the Rights Agreement shall not be amended in any manner which would adversely affect the interests of holders of Rights.

         A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to this Form 8-K. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

         (b)      Exchange of Preferred Stock.
                  ---------------------------
         On September 28, 2001, we entered into an Exchange Agreement with the holders of the outstanding shares of our Series A Perpetual Convertible Preferred Stock ("Series A Preferred") and Series B Perpetual Convertible Preferred Stock ("Series B Preferred"). This agreement requires that (1) each share of Series A Preferred be exchanged for a share of Series C Perpetual Convertible Preferred Stock ("Series C Preferred") and (2) each share of Series B Preferred be exchanged for a share of Series D Perpetual Convertible Preferred Stock ("Series D Preferred"). We refer to the Series A Preferred and Series B Preferred as our "Prior Preferred," and we refer to the Series C Preferred and Series D Preferred as the "New Preferred."

         Set forth below is a summary of the material differences between the Prior Preferred and the New Preferred. Except for these differences, the terms of the Series C Preferred are in all material respects the same as the Series A Preferred, and the terms of the Series D Preferred are in all material respects the same as the Series B Preferred. The summary is qualified in its entirety by the provisions of the Ex change Agreement, which is filed as Exhibit 10 to this Report and is incorporated herein by reference.

         The certificates of designation for the Prior Preferred provided that, upon the occurrence of a Change of Control (as defined in these certificates of designation), we are required to offer to redeem the Prior Preferred. The term "Change of Control," as defined by these certificates of designation, would have included certain transactions that were disapproved by our board. The certificates of designation for the New Preferred change these provisions by excluding from the definition of "Change of Control" transactions that are defined as "Non-Approved Changes of Control."

         In general, a Non-Approved Change of Control transaction is a change of control transaction that the board has disapproved and which the board has not facilitated by such actions as weakening or eliminating the Rights Plan described in Part (a) of this Report. For additional information, see the definition of "Non-Approved Change of Control" in
Section 2(c) of the Exchange Agreement.

         If a Non-Approved Change of Control occurs, the holders of the New Preferred obtain the following additional rights, but only if, prior to the transaction, the board does not elect to offer the holders of the New Preferred essentially the same redemption rights that apply to an approved Change of Control transaction:


          1. Board Matters. The holders of the Series C Preferred would have the right to elect a majority of our board. The balance of the board would continue to be elected by the common stockholders. The directors elected by the common stockholders, voting separately from the full board, would nominate their own successors. The directors elected by the Series C Preferred would stay in office until the later of (i) the date the board by unanimous vote declares and pays all accrued dividends on the New Preferred and (ii) the third anniversary of the Non-Approved Change of Control (or, if earlier, the date the board by unanimous vote gives the holders of the New Preferred the two year right to demand redemption of their shares at the price that applies to an approved Change of Control). So long as the directors elected by the Series C Preferred have the right to remain on the board, the board would not be permitted, without a unanimous vote, to approve any optional redemption of the New Preferred or declare, pay, or change the accrual rate of, any dividends on the New Preferred.

          2. Liquidation. Upon liquidation of our company, the holders of the New Preferred would be entitled to receive, in addition to the liquidation preference, an amount equal to 6.25% of the liquidation preference, compounded annually from the date the Series A Preferred was issued, in the case of the Series C Preferred, or the date the Series B was issued, in the case of the Series D Preferred, and ending on the date of the Non-Approved Change of Control. This amount would be in addition to the dividends described below.

          Also, after the holders of the New Preferred have received the liquidation preference and the additional amounts provided for above, and after holders of our common stock have received the equivalent amount, the holders of the New Preferred would participate with the holders of our common stock in any remaining amounts available for distribution (based upon the number of shares of common stock into which such preferred shares would then be convertible).

          3. Dividends. Dividends would begin to accrue on the New Preferred. Accrued dividends would not be payable until liquidation or sale of the Company, unless the board by unanimous vote approves earlier payment. The dividend rate would be 10% per annum of the liquidation preference, compounded annually. If these dividends are not paid quarterly, additional dividends would accrue at the rate of 8% per annum of the liquidation preference, compounded annually. We would not be permitted to pay dividends on our common stock, or to repurchase our common stock, until all accrued regular and additional dividends on the New Preferred have been paid. Any regular or additional dividends that are not paid quarterly would be added to the liquidation preference.



     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)      Exhibits.

         Exhibit
         No.             Exhibit
         -------         -------


         4 Rights Agreement, dated as of September 28, 2001, between United Rentals, Inc. and American Stock Transfer & Trust Co., as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as such term is defined in the Rights Agreement).

         10 Agreement, dated as of September 28, 2001, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and Chase Equity Associates, L.P.



                                 SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed hereunto duly authorized.

                                     UNITED RENTALS, INC.

                                     By:   /s/ Bradley S. Jacobs
                                        --------------------------------------
                                     Name:   Bradley S. Jacobs
                                     Title:  Chairman and Chief Executive
                                             Officer
     Date:  October 4, 2001



                               EXHIBIT INDEX

     Exhibit No.                        Exhibit Name
     ----------                         ------------

           4 Rights Agreement, dated as of September 28, 2001, between United Rentals, Inc. and American Stock Transfer & Trust Co., as Rights Agent, including the form of Certificate of Designation, Preferences and Rights as Exhibit A, the form of Rights Certificates as Exhibit B and the Summary of Rights as Exhibit C. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until after the Distribution Date (as such term is defined in the Rights Agreement).

         10 Agreement, dated as of September 28, 2001, among United Rentals, Inc., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P. and Chase Equity Associates, L.P.